UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 19, 2006, Host America Corporation (the “Company”) entered into a Securities Purchase Agreement, Secured Term Promissory Note, Registration Rights Agreement, Term Note Security Agreement, Subsidiary Guarantee and Stock Pledge Agreement with Shelter Island Opportunity Fund, LLC, an accredited investor (the “Investor”), as part of the transaction described in further detail below under Item 2.03. To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01. The Securities Purchase Agreement, Secured Term Promissory Note, Registration Rights Agreement, Term Note Security Agreement, Subsidiary Guarantee and Stock Pledge Agreement are attached to this filing as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6.

Section 2. Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 19, 2006, the Company entered into a Securities Purchase Agreement with the Investor for the issuance of a Secured Term Promissory Note for $1,240,000 (the “Note”), at an original issue discount of $1,000,000. The form of Note and the Securities Purchase Agreement are filed as exhibits to this Current Report and, upon such filing, are hereby incorporated by reference into this Item 2.03.

The Note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance. The final maturity date of the Note shall be 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the Note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

In connection with the issuance of the Note, the Company issued to the Investor a Common Stock Purchase Warrant for 372,000 shares of our common stock (the “Warrant”) exercisable for a five-year period at a conversion price in the aggregate of $372. The Company has granted the Investor a registration right for all of the common stock underlying the Warrant issued as part of the Note transaction, which initial registration statement is required to be filed with the Securities and Exchange Commission (the “SEC”) within 60 days of the closing of this transaction, and be declared effective within 150 days of the date of filing. Should the Company fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 150-day period, the Company shall pay the Investor in cash, as liquidated damages: (a) 1% for each 30 day period; and (b) 1.5% for each additional 30 day period on a daily basis of the original principal amount of the Note. The Registration Rights Agreement is attached to this filing as Exhibit 99.3.

The Investor has the right to require the Company to repurchase the 372,000 warrant shares (the “Put Shares”) for $300,000. The Investor’s right to demand repurchase of the Put Shares commences one year after the closing of the Note and continues for five years. However, such right expires if the Company repays the entire principal and accrued interest on the Note before December 19, 2007. On or before December 19, 2007, the Company may require the

Investor to sell two-thirds of the Put Shares at an exercise price of $200,000 (the “Call”). The exercise right of the Call expires on the six month anniversary of closing of the Note.

The obligations of the Company under the Note are guaranteed by a subsidiary of the Company pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006, filed as exhibits to this Current Report. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the Note, as well as a grant to the Investor of a continuing security interest in all of the assets of Lindley Food Services, Inc., a wholly-owned subsidiary of the Company. In addition, the obligations of the Company under the Note are secured by a security interest in the accounts receivables of the Company pursuant to the Term Note Security Agreement, as well as 300 shares of Common Stock and 300 shares of preferred stock of Lindley Food Services, Inc., pursuant to a Stock Pledge Agreement dated December 19, 2006, filed as an exhibit hereto.

The Note and Warrant were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, for transactions by an issuer not involving a public offering.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Securities Purchase Agreement dated December 19, 2006
99.2	Secured Term Promissory Note dated December 19, 2006
99.3	Registration Rights Agreement dated December 19, 2006
99.4	Term Note Security Agreement dated December 19, 2006
99.5	Subsidiary Guaranty dated December 19, 2006
99.6	Stock Pledge Agreement dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: December 26, 2006	By: /s/ David Murphy
David Murphy
Chief Financial Officer

HOST AMERICA CORPORATION

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Securities Purchase Agreement dated December 19, 2006
99.2	Secured Term Promissory Note dated December 19, 2006
99.3	Registration Rights Agreement dated December 19, 2006
99.4	Term Note Security Agreement dated December 19, 2006
99.5	Subsidiary Guaranty dated December 19, 2006
99.6	Stock Pledge Agreement dated December 19, 2006

5